UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520,

Deerfield, Illinois 60015

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2012, we amended our November 2010 Exclusive Distribution Agreement with Mundipharma International Corporation Limited (“Mundipharma International”) and our November 2010 Manufacturing and Supply Agreement with Mundipharma Medical Company. The amendments added the following additional territories to each of the underlying agreements: Mexico, Brazil, Argentina, Colombia, Venezuela, Peru, Chile, Ecuador, Dominican Republic, Guatemala, Costa Rica, Uruguay, Bolivia, Panama, Nicaragua, El Salvador and Honduras. The amendment to our Exclusive Distribution Agreement requires that Mundipharma International meet specified minimum sales targets, which range from thousands to millions of tablets of product in finished form on a country by country basis, over specified periods of time. If Mundipharma International does not meet the minimum sales volumes, the marketing rights granted will become nonexclusive with respect to the applicable country unless Mundipharma International pays us the shortfall. Further, under the amendment to our Exclusive Distribution Agreement, we may receive aggregate up-front and milestone payments of up to $2,000,000.

The foregoing summary of the amendments to our Exclusive Distribution Agreement and Manufacturing and Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the amendments, which are attached as Exhibit 99.1 and Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	Amendment No. 1 to Exclusive Distribution Agreement, dated March 5, 2012, by and between Horizon Pharma AG and Mundipharma International Corporation Limited.

99.2	Amendment No. 1 to Manufacturing and Supply Agreement, dated March 5, 2012, by and between Horizon Pharma AG and Mundipharma Medical Company.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012	Horizon Pharma, Inc.

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer